Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2017 relating to the consolidated financial statements of KKR Real Estate Finance Trust Inc. and the related financial statement schedule appearing in Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-217126) and related prospectus of KKR Real Estate Finance Trust Inc.

/s/ Deloitte & Touche LLP

New York, NY

May 4, 2017